                                                                   EXHIBIT 99.3




                            UNITED STATES OF AMERICA
                      FEDERAL ENERGY REGULATORY COMMISSION


Before Commissioners:     James J. Hoecker, Chairman;
                          Vicky A. Bailey, William L. Massey,
                          and Donald F. Santa, Jr.


NorAm Energy Services, Inc.             )  Docket No. EC97-24-000
                                        )
NorAm Energy Services, Inc.             )  Docket No. ER94-1247-010


                          ORDER APPROVING DISPOSITION
                        OF JURISDICTIONAL FACILITIES AND
               ACCEPTING FOR FILING CODE OF CONDUCT, AS MODIFIED

                             (Issued July 30, 1997)

         On March 27, 1997, NorAm Energy Services, Inc. (NorAm), a power marketer authorized to sell power at wholesale at market-based rates, (1) filed an application pursuant to section 203 of the Federal Power Act (FPA) (2) for an order approving the merger of NorAm's parent company, NorAm Energy Corporation (NorAm Energy), which is principally engaged in the distribution and transmission of natural gas, with: (1) Houston Industries, Inc. (Houston Industries), an exempt holding company; and (2) Houston Industries' subsidiary, Houston Lighting & Power Company (HL&P), an electric utility located in the Electric Reliability Council of Texas (ERCOT) engaged in the generation, transmission, distribution, and sale of electric energy within the State of Texas.

         On April 30, 1997, the Commission issued an order in Docket No. EL97-25-000 (3) asserting jurisdiction over the disposition of the jurisdictional facilities of NorAm that would occur as a





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(1)      NorAm Energy Services, Inc., Docket No. ER94-1247-000, Letter Order
         (issued July 25, 1996) (unpublished).

(2)      16 U.S.C. # 824b (1994).

(3)      NorAm Energy Services, Inc., 79 FERC   61,108 (1997), reh'g pending
         (April 30 Order). The Commission initiated its jurisdictional inquiry concerning the proposed merger by order issued on February 5, 1997.
         NorAm Energy Services, Inc., 78 FERC   61,111 (1997).
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Docket Nos. EC97-24-000
         and ER94-1247-010             -2-


consequence of the merger of NorAm Energy and Houston Industries and HL&P. (4) While the Commission's jurisdictional inquiry was pending, NorAm filed the instant merger application conditioned upon the Commission asserting jurisdiction over the merger.

         As discussed more fully below, the proposed corporate realignment involves the disposition of NorAm's jurisdictional facilities. We conclude that it is unlikely that the proposed disposition of NorAm's facilities will create or enhance horizontal or vertical market power in the most relevant market, i.e., the wholesale generation market within ERCOT. Therefore, we will approve the proposed disposition of facilities, as discussed below. We will also accept NorAm's proposed code of conduct, as modified by this order.

I. Description of the Corporate Realignment, Participants, and Contents of the Application

         A.      Description of Corporate Realignment Participants

                 1.       NorAm Energy and Its Affiliates

         NorAm, a wholly-owned subsidiary of NorAm Energy, is a wholesale electric power marketer. It also engages in wholesale gas marketing. NorAm makes wholesale electric power sales at market-based rates in both interstate and intrastate commerce. The application states that NorAm owns no generation or transmission assets and is not party to any contracts that would give it the ability to control energy generation or transmission in any way.

         NorAm Energy also owns interstate gas transmission companies that originate in Texas, Oklahoma, Arkansas, and Louisiana. (5) These are NorAm Gas Transmission Co. (NGT) and Mississippi River Transmission Corp. (MRT). Both NGT and MRT are open-access pipelines and are regulated by the Commission.
Only a minor quantity of their sales is to customers within ERCOT.





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(4)      In that order, the Commission noted that it was not exercising jurisdiction over the merger between NorAm Energy and Houston
         Industries.


(5) The application does not specify where these pipelines operate, but it states that they deliver gas to customers, which, with a few insignificant exceptions, are located outside of ERCOT. Application, Vol. 1, Attachment 1 (Affidavit of Dr. Pace), p. 11.
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Docket Nos. EC97-24-000
         and ER94-1247-010             -3-


         NorAm Energy's intrastate retail operations include three gas local distribution companies (LDCs) -- Arkla, Minnegasco, and Entex -- plus two intrastate pipelines, Unit Gas Transmission Company (Unit Gas) and Industrial Gas Supply Corporation (IGS). Entex serves very much the same service area as the electric service territory of HL&P. Arkla's service territory is in Arkansas, Louisiana, and Texas (outside ERCOT). Minnegasco serves an area entirely in Minnesota. The two intrastate pipelines serve large-volume customers within ERCOT but do not serve any electric generators connected to ERCOT.

         NorAm also owns a small gas gathering operation, NorAm Field Services, that amounts to 2.9 percent of its total business.

         2.      Houston Industries and Its Affiliates

         As noted, Houston Industries is an exempt holding company under the Public Utility Holding Company Act of 1935 (PUHCA). HL&P, the principal subsidiary of Houston Industries, is a member of ERCOT and is also interconnected with the Southwest Power Pool (SPP). HL&P is a traditional electric generation, transmission, and distribution company, but it is not a public utility under the FPA. Its open access transmission and wholesale transactions are regulated principally by the Public Utility Commission of Texas (Texas Commission). HL&P has a "to, from, and over" (TFO) tariff on file with the Commission for high voltage direct current (HVDC) transmission service between ERCOT and SPP. HL&P has recently filed a revised tariff application to reflect changes in the pro forma tariff adopted in Order No. 888-A. (6)

         Houston Industries has two other subsidiaries, Houston Industries Energy (HI Energy) and HI Power Generation. HI Energy owns interests in foreign utilities, foreign exempt wholesale generators, and two qualifying facilities. HI Power Generation's purpose is to invest in domestic generation projects; it had no investments as of the date of NorAm's application.





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(6)      See Promoting Wholesale Competition Through Open Access
         Nondiscriminatory Transmission Services by Public Utilities; Recovery of Stranded Costs by Public Utilities and Transmitting Utilities, 62 Fed. Reg. 12,274 (March 14, 1997), FERC Stats. & Regs., Regs.
         Preambles   31,048 (1997), reh'g pending.

         The Commission conditionally accepted for filing HL&P's current TFO tariff by order issued on November 1, 1996 in Docket No.
         ER96-2960-000, Houston Lighting & Power Company, 77 FERC   61,113
         (1996). On April 11, 1997, as amended on May 23, and June 20, 1997, HL&P filed a revised TFO tariff to reflect changes in the pro forma tariff in Order No. 888-A.
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Docket Nos. EC97-24-000
         and ER94-1247-010             -4-


                 B.       Description of the Corporate Realignment

         Under the proposed merger, Houston Industries would be merged into HL&P; HL&P, renamed Houston Industries, Inc. (New Houston Industries), would be the surviving corporation. NorAm Energy would then be merged into HI Merger, Inc. (HI Merger), a wholly-owned subsidiary of New Houston Industries; HI Merger, renamed NorAm Energy Corporation (New NorAm Energy), would be the surviving corporation. As a result, New Houston Industries would be the parent company, with HL&P operating as a division of New Houston Industries, and HI Energy and New NorAm Energy as subsidiaries. NorAm thus would become a second-tier, wholly owned subsidiary of New Houston Industries and a wholly-owned subsidiary of New NorAm Energy. (7)

         NorAm states that to date, Houston Industries and NorAm Energy have received all the necessary state and local approvals required to close the transaction, including approvals from the state commissions of Arkansas, Louisiana, Minnesota, Mississippi, and Oklahoma and from various municipalities. In addition, NorAm states that the merging parties, application to the SEC for an exemption from the registration requirement under PUHCA is unopposed, and the United States Department of Justice (DOJ) concluded its investigation of the proposed merger without raising any concerns.

II.      Notice of Filing and Interventions

         Notice of NorAm's application was published in the Federal Register,
(8) with protests or motions to intervene due on or before May 27, 1997. Notices of intervention raising no substantive issues were filed by the Arkansas Public Service Commission (Arkansas Commission) and the Mississippi Public Service Commission (Mississippi Commission). Timely motions to intervene raising no substantive issues were filed by Southern Union Gas Company (Southern Union) and Electric Clearinghouse, Inc. (Clearinghouse).





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(7)      NorAm states that if the Securities and Exchange Commission (SEC) does not find that the merged entity will qualify for exemption from registration under section 3 of PUHCA, then alternative merger plans would be used to effect the merger of the companies. Under one alternative merger plan, NorAm Energy would be merged into a Houston Industries subsidiary, with the Houston Industries subsidiary as the surviving company. Under the other alternative, NorAm Energy and Houston Industries would be merged with and into HL&P, with HL&P as the surviving corporation.


(8)      62 Fed.  Reg. 16,801 (1997).
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Docket Nos. EC97-24-000
         and ER94-1247-010             -5-


         The Texas Commission filed a notice of intervention stating that it is investigating whether it has any authority over the corporate restructuring or merger under state law and whether the merger may tend to restrict or impair competition in Texas.

         On June 6, 1997, Anoka Electric Cooperative (Anoka) filed a motion to intervene out of time raising no substantive issues.

III.     Discussion

         A.      Procedural Matters

         Pursuant to Rule 214 of the Commission's Rules of Practice and Procedure, (9) the notices of intervention and timely, unopposed motions to intervene serve to make the Arkansas Commission, the Mississippi Commission, the Texas Commission, Southern Gas and Clearinghouse parties to this proceeding. Further, due to the early stage of this proceeding and the absence of any undue prejudice or delay, we will grant the late, unopposed motion to intervene of Anoka.

         B.      Standard of Review Under Section 203 of the FPA

                          1.       Statutory Criteria

         Section 203 of the FPA reads in pertinent part:

                 (a) No public utility shall sell, lease, or otherwise dispose of the whole of its facilities subject to the jurisdiction of the Commission, or any part thereof of a value in excess of $50,000, or by any means whatsoever, directly or indirectly, merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the Commission authorizing it to do so. . . .  After notice and opportunity for hearing, if the Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest, it shall approve the same.

                 (b) The Commission may grant any application for an order under this section in whole or in part and upon such terms and conditions as it finds necessary or appropriate to secure the maintenance of





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(9)      18 C.F.R. # 385.214 (1996).
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Docket Nos. EC97-24-000
         and ER94-1247-010             -6-


                 adequate service and the coordination in the public interest of facilities subject to the jurisdiction of the Commission. The Commission may from time to time for good cause shown make such orders supplemental to any order made under this section as it may find necessary or appropriate.

         2.      Merger Policy Statement

         The Commission's Merger Policy Statement (10) sets forth the criteria and considerations for evaluating applications under section 203. The Commission examines three factors in analyzing whether a merger is consistent with the public interest: the effect on competition; the effect on rates; and the effect on regulation. (11) The Merger Policy Statement also recognized that new forms of mergers would occur as a result of the changes in the industry:

                          [A]s the industry evolves to meet the challenges of a more competitive marketplace, new types of mergers and consolidations will be proposed. For example, in addition to mergers between public utilities, market participants already are considering restructuring options that include mergers between public utilities and natural gas distributors and pipelines, consolidations of electric power marketer businesses with other electric or gas marketer businesses, and combinations of jurisdictional electric operations with other energy services. As a consequence, our merger policy must be sufficiently flexible to accommodate the review of these new and innovative business combinations that are subject to our jurisdiction under section 203 and to determine their implications on competitive markets. We believe that the analytical framework in this Policy Statement provides a suitable methodology for determining whether such mergers will be consistent with the public interest. [(12)]





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(10)     Inquiry Concerning the Commission's Merger Policy Under the Federal
         Power Act: Policy Statement, Order No. 592, 61 Fed.  Reg. 68,595 (Dec.
         30, 1996), FERC Stats. & Regs.   31,044 (1996) (Merger Policy
         Statement), order on reconsideration, Order No. 592-A, 62 Fed. Reg. 33,341 (1997), 79 FERC 61,321 (1997).

(11)     Merger Policy Statement at 30, 111.

(12)     Merger Policy Statement at 30,113 (footnotes omitted).
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Docket Nos. EC97-24-000
         and ER94-1247-010             -7-


         C.      Evaluation of the Proposed Disposition of Facilities

                 1.       Jurisdiction

         As noted above, on April 30, 1997, the Commission issued an order in which it determined that the corporate realignment of NorAm Energy and Houston Industries would result in the disposition (via a transfer of control) of the jurisdictional facilities of NorAm, which requires Commission authorization under section 203 of the FPA. (13)

                 2.       Effect on Competition

         In the Merger Policy Statement, the Commission adopted the DOJ and Federal Trade Commission (FTC) Horizontal Merger Guidelines (Guidelines) as the analytical framework for evaluating the effect of a proposed merger on competition. (14) Our analysis of the competitive issues follows the general framework in the Merger Policy Statement and our specific framework for evaluating market power arising from vertical mergers first enunciated in San
Diego Gas & Electric Company and Enova Energy, Inc., 79 FERC   61,372 (1997)
(Enova).





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(13)     Because we have already determined that the Commission has jurisdiction over the proposed transaction under section 203 of the FPA by virtue of the proposed disposition of NorAm's jurisdictional facilities, we do not need to reach the question of whether the proposed transaction also involves a direct or indirect merger or consolidation of NorAm's jurisdictional facilities with those of any other person.


(14) The Guidelines set out five steps for merger analysis: (1) define the markets likely to be affected by the merger and measure the concentration and the increase in concentration in those markets; (2) evaluate whether the extent of concentration and other factors that characterize the market raise concerns about potential adverse competitive effects; (3) assess whether entry would be timely, likely, and sufficient to deter or counteract any such concern; (4) assess any efficiency gains that reasonably cannot be achieved by other means; and (5) assess whether either party to the merger would be likely to fail without the merger, causing its assets to exit the market.
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Docket Nos. EC97-24-000
         and ER94-1247-010             -8-


                 a.       Horizontal Market Power Issues

         The three potential horizontal market power concerns are: (1) whether the consolidation of HL&P's generating facilities with NorAm's electricity marketing activities will result in enhanced market power for the merged company in wholesale generation markets; (2) whether the merger will lead to increased opportunities for the exercise of transmission market power; and (3) whether the consolidation of HL&P's electric retail franchise with Entex's gas retail franchise will result in enhanced market power for the merged company in the end use energy services market.

         Generation Market Power

         In the Merger Policy Statement, the Commission stated that:

                 it will not be necessary for the merger applicants to perform the screen analysis or file the data needed for the screen analysis in cases where the merging firms do not have facilities or sell relevant products in common geographic markets. In these cases, the proposed merger will not have an adverse competitive impact (i.e., there can be no increase in the applicants' market power unless they are selling relevant products in the same geographic markets) so there is no need for a detailed data analysis. [(15)]

NorAm generally followed the Merger Policy Statement's Appendix A analytical framework although, in light of the factual circumstances of this case, NorAm did not fully explore certain aspects of the Appendix A analysis. (16) We find that this was an appropriate approach in this case, and we have relied on the information contained in the application to reach the conclusions set forth herein. (17)

         NorAm's witness, Dr. Pace, contends that this merger raises no horizontal market power issues in the short-term capacity, long-term capacity, or the non-firm energy markets. He looked at





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(15)     Merger Policy Statement at 30,113.

(16) Because NorAm owns no generation, as described below, Dr. Pace only analyzed non-firm energy market concentration before and after the merger. See Application, Vol. 1, Attachment 1 (Affidavit of Dr.
         Pace), p. 14-16.

(17)     See, e.g., Duke Power Company and PanEnergy Corp., 79 FERC    61,236
         at 62,037 (1997) (Duke/PanEnergy).
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Docket Nos. EC97-24-000
         and ER94-1247-010             -9-


two geographic markets: the HL&P service area and ERCOT. (18) He calculates a zero or negligible change in the Herfindahl-Hirschman Index (HHI)
(19) from the merger in any of these markets. His general conclusion is that adding NorAm Energy's marketing activity (through NorAm) would have no effect on HL&P's market position because: (1) NorAm controls no generation or transmission facilities, physically or contractually; (2) NorAm's first sales in the ERCOT territory were in 1996 and are estimated to comprise less than one percent of the non-firm energy market in ERCOT; and (3) the electric power marketing business is easy to enter.

         Our concern is whether the consolidation of HL&P's generating facilities with NorAm's power marketing activities will enhance the ability of the merged company to exercise market power in the relevant product market. NorAm's analysis supports the conclusion that the proposed corporate realignment will not contribute to an increase in generation market power. We agree, and note that no party has offered evidence contradicting this conclusion. Our conclusion is based on the following evidence and analysis.

         While we do not necessarily agree with NorAm concerning the definition of the relevant product market or the concentration analysis performed by Dr. Pace, we accept NorAm's representation that it does not own or control generation resources by virtue of its purchase power contracts or its interconnection agreements with entities from which it buys power. NorAm states that if it tried to withhold generation that it had under purchase contracts from other sellers in order to exercise market power, the seller would be free to sell the generation. Thus, NorAm states that its contracts do not give it the ability to withhold generation from the market. No one disputes this assertion. Therefore, we find that the consolidation of HL&P's generation resources with NorAm's power marketing activities will not enhance generation market power.

         Transmission Market Power

         We find that the proposed merger will not result in increased transmission market power. NorAm does not own or control any transmission facilities, and the proposed transaction therefore will have no effect on control of transmission.

                 We also note that transmission service provided by HL&P within ERCOT is provided under a tariff regulated by the Texas Commission. This service is subject to the open access





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(18)     Dr. Pace states that he "adopted this truncated approach rather than going through all the steps of a detailed delivered price analysis since NorAm neither owns nor controls any generation or electric transmission facilities." Application, Vol. 1, Attachment 1, p. 14.

(19)     The HHI is a measure of market concentration.
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Docket Nos. EC97-24-000
         and ER94-1247-010            -10-


requirements of the Texas Commission, which requires utilities within ERCOT to offer third parties open access transmission services at rates, and on terms and conditions, comparable to those available to the transmission-owning utilities. In addition to service within ERCOT, HL&P also provides transmission service to, from and over the HVDC interties with the Southwest Power Pool (SPP) under its TFO tariff.

                  Gas-Electric Competition in End Use Markets

         Competition between gas and electricity occurs primarily in retail markets. The proposed transaction can change the incentive and ability to discourage the substitution by end users of one fuel (gas or electricity) for the other. Here, there is almost complete overlap between HL&P's retail electricity franchise service territory and Entex's retail gas franchise service territory. After the merger, the merged firm will be the single supplier of both gas and electricity in the Houston area. As such, the merged company will be able to discourage and possibly prevent the substitution of whichever fuel is most profitable to the firm's interests to sell or deliver.

         However, we emphasize that it is unlikely that such effects of the transaction at issue here could spill over into wholesale power markets and affect competition in those markets. Additionally, no state commission has indicated that it is not capable of addressing retail-related competition issues or asked us to consider such issues. In these circumstances, we see no need to further consider this issue in this proceeding.

                          b.      Vertical Market Power Issues

         Vertical mergers pose different concerns than horizontal mergers. While a vertical combination may result in efficiencies from integrating input and output operations, it may also increase a merged firm's incentives to use its market position in one segment of its vertically integrated business to adversely affect competition in a related segment of its business. The consolidation of facilities in an "upstream," or input, market with facilities in a "downstream," or output, market raise potential concerns regarding the vertical effects on market power.

         As we have explained in recent orders, (20) the Commission has developed a framework for evaluating the competitive effects of vertical mergers. This framework, which is consistent with our Merger Policy Statement, is informed by the DOJ/FTC approach to evaluating the competitive effects





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(20)     See Enova, 79 FERC at _______________, slip op. at 17-24; Destec
         Energy, Inc. and NGC Corporation, 79 FERC   61,373 at _______________,
         slip op. at 12-17 (1997) (Destec).

Docket Nos. EC97-24-000
         and ER94-1247-010            -11-


of vertical mergers. (21) However, the Commission's approach to evaluating the competitive effects of vertical mergers is evolving. Additional experience will undoubtedly bring new insights to bear in refining our analysis.

         Vertical mergers raise three types of general competitive concerns:
(1) denying rival firms access to inputs or raising their input costs; (22) (2) increased anticompetitive coordination; and (3) regulatory evasion. These potential actions can affect competition through higher prices or reduced output in the downstream output market. (23)

         As a starting point for evaluating the vertical effects of the proposed transaction, we have used the basic principles laid out in the 1992 Horizontal Merger Guidelines and adopted in the Commission's Merger Policy Statement, applied to both the upstream market and downstream wholesale power market to determine whether those markets are conducive to the exercise of market power after the merger. The Commission views this approach as the correct framework in which to evaluate the competitive effects of vertical mergers. This framework generally includes the following steps: (1) define relevant product and geographic markets; (2) examine the competitive circumstances in the upstream market; (3) examine the competitive circumstances in the downstream market; and (4) determine, based on the circumstances in the upstream and downstream markets, whether the likely net effect of the merger would be to significantly raise wholesale electricity prices.





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(21)     The 1984 Guidelines, which are incorporated by reference in the 1992
         Horizontal Merger Guidelines discussed at length in the Merger Policy Statement, describe four concerns raised by vertical mergers and the corresponding basis upon which DOJ would challenge a merger. Those four concerns are: elimination of potential entrants, barriers to entry, facilitating collusion, and evasion of rate regulation. The first two of these concerns can be restated as foreclosure/raising rivals costs. The third and fourth concerns can be restated as increased anticompetitive coordination and regulatory evasion, respectively.

(22) A related concern is denying or giving rival firms limited access to downstream customers.

(23) For a vertical merger to have a potentially adverse effect on competition in the wholesale electricity market, resulting in lower output or higher prices, it is necessary for the downstream market in which the merging firm controls facilities to be served by the upstream market in which the merging firm controls inputs or facilities necessary for delivering those inputs. The upstream market and downstream wholesale power market generally need to be conducive to the exercise of market power after the merger. A vertical merger is unlikely to have an adverse effect on competition unless the merged company has the incentive and ability to affect prices or quantities in the upstream and downstream markets. See, e.g., Destec, 79 FERC at _______, slip op. at 16.
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Docket Nos. EC97-24-000
         and ER94-1247-010            -12-



Relevant Markets

         Product Market

         NorAm does not identify the relevant product markets in its vertical analysis, and it does not provide any analysis which could be used to determine the relevant product markets. For purposes of our vertical analysis, the relevant product in the upstream market is delivered gas. It is the input product that the merged company could conceivably exercise some control over and thereby affect competition in the downstream market.

         With respect to the downstream market, for purposes of our analysis, the relevant product is wholesale electric energy and capacity, because it is these downstream products that could be affected by the potential exercise of market power in the upstream delivered gas market. (24)

         Geographic Market

         NorAm does not identify the geographic market in the discussion of vertical market power and has not performed a delivered price test which could be used to define the geographic market. In its analysis of horizontal market power, NorAm identifies two relevant geographic markets -- HL&P's control area and ERCOT. We use NorAm's identification of these two geographic markets as a starting point for determining the appropriate geographic markets for both the upstream and downstream markets. NorAm identified the HL&P control area as the smallest plausible geographic market within which HL&P competes to make wholesale sales. In addition, it is roughly the same geographic area as the area in which HL&P and Entex's retail franchise service territories overlap. For these reasons, we will accept the HL&P control area as a relevant geographic market. NorAm also identified ERCOT as a relevant market because: all of HL&P's facilities are located within ERCOT; currently, HL&P makes all of its wholesale sales within ERCOT; and there is open access transmission service provided by HL&P within ERCOT subject to the jurisdiction of the Texas Commission. On this basis, we also accept ERCOT as a relevant geographic market.





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(24)     We note that in this case it does not matter whether the relevant downstream product is specified as electric energy or capacity. As discussed below, our analysis shows that the merged company is unable to exercise market power in the upstream delivered gas market, and the merger therefore will not enhance the merged company's market power for any conceivable product in the downstream market. As a general matter, the relevant product in the downstream market includes any product for which control of inputs in the upstream market could affect competition.

Docket Nos. EC97-24-000
         and ER94-1247-010            -13-



Upstream Market: Competitive Conditions

         NorAm argues that NorAm Energy is a minor supplier of delivered gas to gas-fired generators in the relevant geographic markets. In addition, it argues that in all of Texas, but particularly in the Houston area, the delivered gas market is highly competitive, and entry into this market is easy. A number of non-affiliated gas pipelines criss-cross the Gulf Coast of Texas, including HL&P's service territory, and these pipelines have excess capacity. Therefore, NorAm Energy companies could not profitably deny access to or raise the cost of delivered gas to new gas-fired generators that compete with the merged company in the relevant market, because those new generators would have significant alternatives to NorAm Energy companies for delivered gas.

         We agree with NorAm's analysis for the following reasons. FERC Form 423 data show that NorAm Energy companies are not suppliers for any gas-fired generators owned by ERCOT electric utilities. (25) Within the HL&P area, NorAm Energy claims that only one small cogenerator (6.4 mW) in this market capable of selling power into the grid takes delivered gas service from a NorAm
Energy company (Entex). (26)   We therefore conclude that any attempt by the
NorAm Energy companies to restrict delivered gas to wholesale market generators that could compete with HL&P would be unsuccessful. Because HL&P does not own or control any gas facilities, the proposed transaction will not change this situation. We thus have no need to examine entry conditions.

Downstream Markets: Competitive Conditions

         Because NorAm Energy cannot exercise market power in the relevant upstream market, we conclude that the merger does not affect the merged company's opportunity to exercise market power in the relevant downstream market.

                 3.       The Effect on Rates

         The Merger Policy Statement explains that the protection of wholesale ratepayers and transmission customers is the Commission's primary concern regarding the effects of a section 203 transaction on rates. (27) The Merger Policy Statement also describes various commitments which may, in particular cases, be an acceptable means of protecting ratepayers, such as hold harmless





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(25)     Form 423 collects monthly data on the cost and quality of fossil fuels delivered to electric generating plants.

(26) The output of this facility is generally consumed by the owner (Rice University).

(27)     See Merger Policy Statement at 30, 123.
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Docket Nos. EC97-24-000
         and ER94-1247-010            -14-


provisions, open seasons for wholesale customers, rate freezes, and/or rate reductions. (28)

         NorAm argues that its market-based rates fluctuate based on market forces rather than NorAm's underlying costs, and cannot be affected by the proposed merger. Therefore, it argues that there will be no change in its rates as a result of the proposed merger. It further argues that no other jurisdictional rates will be affected by the proposed merger, because: (1) the merger will not cause, directly or indirectly, the merger or consolidation of any NorAm Energy facilities with those of any other entity for ratemaking purposes; (29) (2) HL&P commits not to increase rates for wholesale transmission service under its TFO tariff for four years following the close of the merger, thus protecting TFO customers from any merger-related costs; and
(3) regulatory authorities in the various states in which NorAm Energy and HL&P operate have broad authority to review and set rates for the NorAm Energy and HL&P utility operations within their jurisdiction and can ensure that the rates are not adversely affected by the merger.

         There will be jurisdictional rates in two sectors of the merged company that are of concern to us with regard to the proposed transaction.
They are NorAm's rates for electric marketing and the TFO transmission rates of HL&P.

         NorAm charges market-based rates for its electricity marketing. The application argues correctly that NorAm will only be able to recover market prices in its rates. (30)

         As to HL&P's commitment not to increase its TFO tariff transmission rates for four years after the completion of the merger, the Commission has found similar provisions acceptable to protect transmission customers from the costs of a merger. (31) No party has alleged that such a commitment is an inadequate protection measure. Therefore, on these facts we find HL&P's commitment acceptable.





----------------------------------

(28)     Id. at 30, 123-24.

(29) As noted supra, we make no determination herein concerning whether the proposed merger between NorAm Energy and Houston Industries involves an indirect merger or consolidation under section 203 of the FPA.

(30)     See, e.g., Enron, 78 FERC at 61,738 n.45.

(31)     See, e.g., Duke/PanEnergy, 79 FERC at 62,039-40.

Docket Nos. EC97-24-000
         and ER94-1247-010            -15-


                 4.       The Effect on Regulation

         By order issued on July 24, 1997, the SEC determined that, after the Houston Industries-NorAm Energy merger, the newly formed holding company would be an exempt holding company under PUHCA. (32) Consequently, we find that federal regulatory authority would not be impaired by the proposed corporate realignment.

         The Merger Policy Statement also expresses concern with the impact of mergers on state regulatory authority. (33) NorAm states that post-merger, NorAm Energy and New Houston Industries will continue to be subject to the jurisdiction of the state commissions and municipalities which currently exercise jurisdiction over their respective operations, and no regulatory agency's legal or practical power over the regulated entities will be affected by the transaction. The Texas Commission, however, said that it "is investigating whether it has jurisdiction to protect Texas' ratepayers by determining whether it has authority over the corporate restructuring or merger under state law." As noted above, although the Texas Commission is investigating that issue, no state or local regulatory authority, including the Texas Commission, has asked for our assistance in this regard. Consequently, we find no need to further investigate this issue.

                 5.       Other Matters

         As noted above, NorAm's notice of change of status filing, in Docket No. ER94-1247-010, contained a proposed code of conduct governing its relationship with its prospective affiliate HL&P so that NorAm could continue to make sales at market-based rates. NorAm has included a provision which provides for the simultaneous disclosure of all non-public market information. However, NorAm has limited the provision to apply only to HL&P employees engaged in marketing or transmission service and only to information which HL&P
shares with NorAm.  Consistent with UtiliCorp United, Inc., 75 FERC   61,168
(1996), NorAm, shall revise its code of conduct to provide that any communication between any employee of NorAm and HL&P concerning non-public market information must be simultaneously communicated to all non-affiliates. Therefore, we will accept NorAm's proposed code of conduct, as modified above.





----------------------------------

(32) Houston Industries Incorporated, et al., SEC Release Nos. 35-26744, 70- 8907, 1997 SEC LEXIS 1536 (July 24, 1997) (order granting exemption to holding company pursuant to section 3 (a) (2) of PUHCA)

(33) See Merger Policy Statement at 30,125 (if the state lacks authority to act on a merger and raises concerns about the effect on regulation, the Commission may set the issue for hearing; the Commission will address this issue on a case-by-case basis).

Docket Nos. EC97-24-000
         and ER94-1247-010            -16-


The Commission orders:

         (A) We hereby accept HL&P's commitment not to increase its TFO tariff transmission rates for four years after the completion of the merger.

         (B) The proposed disposition of NorAm's jurisdictional facilities is hereby approved.

         (C) NorAm's code of conduct is hereby accepted for filing, as modified by this order, effective as of the date of this order, (34) and NorAm is hereby directed to modify the code of conduct as discussed herein within 30 days.

         (D) The Commission retains authority under section 203(b) of the FPA to issue supplemental orders as appropriate.

         (E) The foregoing authorization is without prejudice to the authority of this Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates, determinations of cost, or any other matter whatsoever now pending or which may come before this Commission.

         (F) Nothing in this order shall be construed to imply acquiescence in any estimate or determination of cost or any valuation of property claimed or asserted.

         (G) NorAm is hereby directed to promptly notify the Commission when the disposition of jurisdictional facilities is effectuated.

         By the Commission.

         ( S E A L )

                                           /s/ Lois D. Cashell
                                           -------------------------
                                           Lois D. Cashell,
                                             Secretary.





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(34)     Rate Schedule Designation:
                 NorAm Energy Services, Inc.
(1)      Rate Schedule FERC No. 1
(2)      Supplement No. 1 to Rate Schedule FERC No. 1 (Code of Conduct)